UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2007

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On April 20, 2007, Momenta Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Parivid, LLC (“Parivid”), a data integration and analysis services provider to the Company, and S. Raguram, pursuant to which the Company acquired certain of the assets and assumed certain of the liabilities of Parivid related to the acquired assets, for $2,500,000 in cash paid at closing and up to $11,000,000 in contingent milestone payments in a combination of cash and/or stock in the manner and on the terms and conditions set forth in the Purchase Agreement.

The contingent milestone payments are structured to include (i) potential payments of no more than $2,000,000 in cash if certain milestones are achieved within two years from the date of the Purchase Agreement and (ii) the issuance of up to $9,000,000 of the Company’s Common Stock to Parivid if certain other milestones are achieved within fifteen years of the date of the Purchase Agreement.  In addition, upon the completion and satisfaction of those milestones that trigger the issuance of shares of the Company’s Common Stock, the Company has granted Parivid certain registration rights under the Securities Act of 1933, as amended, with respect to such shares.  The Company also entered into an employment agreement with S. Raguram pursuant to the terms of the Purchase Agreement.

As part of the Company’s acquisition of assets from Parivid, two previous collaboration agreements with Parivid were terminated.  S. Raguram, the principal owner and Chief Technology Officer of Parivid, is the brother of Ram Sasisekharan, a member of the Company’s Board of Directors.  Ram Sasisekharan will receive no consideration in connection with the execution of the Purchase Agreement. The Company recorded $1.0 million, $0.7 million and $1.0 million as research and development expense related to work performed by Parivid in the years ended December 31, 2006, 2005 and 2004, respectively.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which the Company intends to file as an Exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2007.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the sale and issuance of Common Stock to Parivid is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: April 20, 2007	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer